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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 18, 2003

                              CATHAY BANCORP, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                      0-18630                  95-4274680
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)

                777 North Broadway, Los Angeles, California 90012
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (213) 625-4700

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

On September 18, 2003, Cathay Bancorp, Inc. and GBC Bancorp, in a joint press release, announced that they had received approval from their respective stockholders for their pending merger. At separate special meetings held on September 17, 2003, Cathay Bancorp, Inc.'s stockholders and GBC Bancorp's shareholders adopted and approved the Agreement and Plan of Merger, dated as of May 6, 2003, pursuant to which, among other things, GBC Bancorp would be merged into Cathay Bancorp, Inc., General Bank would be merged into Cathay Bank, and Cathay Bancorp, Inc.'s name would be changed to Cathay General Bancorp upon completion of the merger. In addition, Cathay Bancorp, Inc.'s stockholders approved an amendment to Cathay Bancorp, Inc.'s certificate of incorporation to increase the number of authorized shares of its common stock from 25,000,000 to 100,000,000 and an amendment to its equity incentive plan to increase the number of shares of common stock reserved for issuance under the plan from 2,150,000 to 3,500,000.

The press release also contained information about the status of regulatory approvals, the number of GBC Bancorp's common stock outstanding and the issuance of an additional $20 million of trust preferred securities by Cathay Bancorp, Inc. The trust preferred securities were issued by a newly established subsidiary of Cathay Bancorp, Inc., Cathay Statutory Trust I, and will bear an interest rate equal to three-month LIBOR plus 3.00% and have a 30-year term. The trust preferred securities are redeemable, at Cathay Bancorp, Inc.'s option, in whole or in part, once each quarter beginning five years after their issuance. Cathay Bancorp, Inc. issued the trust preferred securities in connection with its proposed merger with GBC Bancorp. Pursuant to the terms of the merger agreement between Cathay Bancorp, Inc. and GBC Bancorp, Cathay Bancorp Inc. has agreed to raise sufficient additional capital so that the combined company will be "well capitalized" as defined in federal bank regulations at the time the proposed merger is consummated. Under current regulatory guidelines, the proceeds of the issuance of trust preferred securities qualify as Tier 1 capital, up to a maximum of 25% of an institution's Tier 1 capital.

A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

      99.1 Press Release dated September 18, 2003.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2003

                                              CATHAY BANCORP, INC.

                                              By: /s/  Dunson K. Cheng
                                                  ------------------------------
                                                  Dunson K. Cheng
                                                  Chairman and President

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                                  EXHIBIT INDEX

Number   Exhibit
------   -------

99.1     Press Release, dated September 18, 2003.